EXHIBIT 15.1

[Letterhead of Maples and Calder]

Our ref	JJH\628018-000001\603099v1
Direct tel	+852 3690 7444
Email	jack.huang@maplesandcalder.com

CNinsure Inc.

22/F, Yinhai Building

No. 299 Yanjiang Zhong Road

Guangzhou, Guangdong 510110

People’s Republic of China

April 15, 2013

Dear Sirs

Re: CNinsure Inc. (the “Company”)

We consent to the reference to our firm under the headings “Cayman Islands Taxation” and “Corporate Governance” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2012, which will be filed with the Securities and Exchange Commission in the month of April 2013.

Yours faithfully

/s/ Maples and Calder
Maples and Calder